UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	[ X ]

Filed by a Party other than the Registrant	[	]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

DWS RREEF REAL ESTATE FUND II, INC.

(Name of Registrant as Specified In Its Charter)

 ______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ X ]	No fee required.

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DWS RREEF REAL ESTATE FUND II, INC. (“SRO”)

345 Park Avenue

New York, NY 10154

April 17, 2009

Dear Stockholders of DWS RREEF Real Estate Fund II, Inc.:

We are writing to remind you that the Special Meeting of Stockholders of DWS RREEF Real Estate Fund II, Inc. (the “Fund” or “SRO”) is scheduled for Wednesday, May 20, 2009 at 10:30 a.m., Eastern Time, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017. Please also see the back of this letter for certain supplemental proxy information.

Our records indicate that as of March 27, 2009 ("Record Date" for the Meeting), you held shares of the Fund and, therefore, you are entitled to vote on the matters set forth on the proxy card.

REMEMBER: Your vote is important, no matter how large or small your holdings may be.

Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Your vote can be cast quickly and easily by signing, dating and mailing the proxy card in the postage-paid return envelope previously provided to you with proxy materials for this meeting. You may also be able to vote by telephone or Internet by following instructions on your proxy card.

If we have not received your proxy as the date of the Special Meeting approaches, you may receive a call asking you to exercise your right to vote. Georgeson Inc. has been retained by the Fund to make follow-up phone calls to help secure the remaining votes needed for the Meeting.

Thank you in advance for your participation and your consideration in this extremely important matter.

We thank you for your continued support.

Sincerely,

The Board of Directors of DWS RREEF Real Estate Fund II, Inc.

John W. Ballantine	William McClayton
Henry P. Becton, Jr.	Rebecca W. Rimel
Dawn-Marie Driscoll	Axel Schwarzer
Keith R. Fox	William N. Searcy, Jr.

Paul K. Freeman	Jean Gleason Stromberg
Kenneth C. Froewiss	Robert H. Wadsworth

Richard J. Herring

If you have questions or need assistance in voting your shares, please call:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

(800) 849-4134 (Toll Free)

Revised Proxy Statement Beneficial Ownership Information for DWS RREEF Real Estate Fund II, Inc.

The “Security Ownership of Certain Beneficial Owners and Management” section of the Fund’s proxy statement is hereby replaced with the following updated information:

According to SEC Schedule 13F, 13G, and 13D/A filings made as of March 27, 2009, the following stockholders owned beneficially more than 5% of the Fund’s outstanding stock. Unless otherwise indicated, each stockholder has sole voting and dispositive power with respect to the common or preferred shares beneficially owned by such stockholder.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Susan L. Ciciora Trust, c/o Alaska Trust Company, 1029 West Third Avenue, Suite 510, Anchorage, AK 99501	1,915,835 shares	5.05%
Auction Preferred Stock	UBS AG, Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland	1,059 shares	38.04%*

* Holdings reported on Schedule 13G on February 10, 2009 by UBS AG, for the benefit and on behalf of UBS Securities LLC and UBS Financial Services Inc., two-wholly owned subsidiaries of UBS AG to which UBS AG has delegated portions of its performance obligations with respect to the Auction Rate Securities Rights issued by UBS AG to certain clients and pursuant to which the securities reported herein have been purchased from such clients. UBS AG shares voting and dispositive power with respect to the auction preferred stock.

Except as noted above, to the best of the Fund’s knowledge, as of March 27, 2009, no other person beneficially owned more than 5% of the Fund’s outstanding stock.